EXHIBIT 11.1A

                        TEI, INC. AND SUBSIDIARIES
              COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
      for the Three and Nine Months Ended September 30, 1997 and 1996
                                (unaudited)

                                                         1997           1996
                                                     ------------    -----------
Computation of earnings per common share for
  the three months ended September 30:
    Net income (loss) applicable to common stock .   $    (13,883)   $   405,143
                                                     ============    ===========
    Weighted average number of common shares
      outstanding ................................     14,244,012     14,237,012
    Common shares issuable under employee stock
      option plan ................................           --             --
    Less shares assumed repurchased with proceeds            --             --
                                                     ------------    -----------
      Weighted average common shares outstanding .     14,244,012     14,237,012
                                                     ============    ===========
        Net earnings (loss) per common share .....   $       0.00    $      0.03
                                                     ============    ===========

                                                         1997           1996
                                                     ------------    -----------
Computation of earnings per common share for
  the nine months ended September 30:
    Net income (loss) applicable to common stock ..  $ (1,312,993)   $   283,863
                                                     ============    ===========
    Weighted average number of common shares
     outstanding ..................................    14,244,012     14,237,012
    Common shares issuable under employee stock
     option plan ..................................            --             --
    Less shares assumed repurchased with proceeds .            --             --
                                                     ------------    -----------
      Weighted average common shares outstanding ..    14,244,012     14,237,012
                                                     ============    ===========
        Net earnings (loss) per common share ......  $      (0.09)   $      0.02
                                                     ============    ===========